UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 30, 2025

(Date of earliest event reported)

PEOPLES FINANCIAL SERVICES CORP.

(Exact name of registrant as specified in its Charter)

PA	001-36388	23-2391852
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Identification No.)

102 E. Drinker Street, Dunmore, PA 18512

(Address of Principal Executive Offices) (Zip Code)

(570) 346-7741

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2.00 par value	PFIS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).              Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective May 30, 2025, the board of directors of Peoples Financial Services Corp. (the “Company”) approved the Third Amended and Restated Bylaws of the Company, which amended Sections 13.2 and 19.1 of the bylaws. The approved amendments to Section 19.1 clarified that different individuals may hold the offices of Chief Executive Officer and President, and that references within the bylaws to the President include the Chief Executive Officer. The approved amendments to Section 13.2 clarify the permitted composition of the Executive Committee if different individuals hold the offices of Chief Executive Officer and President, and that such officers do not have voting rights or count for quorum purposes on such committee if they are not also directors. The foregoing summary of the bylaws amendments are qualified in their entirety by reference to, and should be read in conjunction with, the Third Amended and Restated Bylaws filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference. In addition, a marked copy of the Third Amended and Restated Bylaws showing all changes made to the Company’s prior bylaws is filed as Exhibit 3.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed with this form 8-K:

Exhibit No.	Description
3.1	Third Amended and Restated Bylaws of Peoples Financial Services Corp., effective May 30, 2025
3.2	Marked Third Amended and Restated Bylaws of Peoples Financial Services Corp., effective May 30, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES FINANCIAL SERVICES CORP.

By:	/s/ Gerard A. Champi
Gerard A. Champi
Chief Executive Officer
(Principal Executive Officer)

Dated: June 3, 2025